Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated combined financial statements are provided to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma condensed consolidated combined financial statements are based on the Maiden historical consolidated financial statements and the restated Kestrel historical consolidated financial statements as adjusted to give effect to the transaction. The unaudited pro forma condensed consolidated combined balance sheet gives pro forma effect to the transaction as if it had been consummated on March 31, 2025. The unaudited pro forma condensed consolidated combined statement of operations for the three months ended March 31, 2025 and for the year ended December 31, 2024 gives effect to the transaction as if it had been consummated on January 1, 2024.

The unaudited pro forma condensed consolidated combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated combined financial statements;

•	the historical restated unaudited consolidated financial statements of Kestrel as of and for the three months ended March 31, 2025 and the related notes included elsewhere in this Form 8-K/A;

•	the historical restated audited consolidated financial statements of Kestrel as of and for the years ended December 31, 2024 and 2023, and the related notes, included elsewhere in this Form 8-K/A;

•	the historical unaudited consolidated financial statements of Maiden as of and for three months ended March 31, 2025 and the related notes, included in the previously filed Form 8-K;

•	the historical audited consolidated financial statements of Maiden as of and for the years ended December 31, 2024 and 2023, and the related notes; and

•	the other information relating to Kestrel and Maiden included in the previously filed proxy statement/prospectus.

Kestrel has restated its previously issued historical audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023. Accordingly, the accompanying unaudited pro forma condensed consolidated combined financial statements incorporate the effects of the restatement, as further described in Note 7. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2024 has been derived from Kestrel’s restated consolidated statement of operations for the year ended December 31, 2024.

The unaudited pro forma condensed consolidated combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the transaction been consummated on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

The pro forma adjustments are preliminary and have been made solely for informational purposes. The actual results reported by the combined company in periods following the transaction may differ significantly from those reflected in this unaudited pro forma condensed consolidated combined financial information for a number of reasons, including but not limited to changes in market conditions, cost savings from operating efficiencies, synergies and the impact of costs incurred in integrating the two companies. As a result, the unaudited pro forma condensed consolidated combined financial information is not intended to represent and is not necessarily indicative of what the combined company’s financial condition and results of operations would have been had the transaction been completed on the applicable dates of this unaudited pro forma condensed consolidated combined financial information. In addition, the unaudited pro forma condensed consolidated combined financial information does not purport to project the future financial condition and results of operations of the combined company.

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET AS OF MARCH 31, 2025

(in thousands)

	Historical		Transaction Accounting		Pro Forma
	Kestrel	Maiden	Adjustments		Balance Sheet
	5(A)	5(B)
Assets
Fixed maturities, available-for-sale, at fair value	$-	$202,460	$-		$202,460
Equity securities, at fair value	-	11,850	(73)	5(g)	11,777
Equity method investment	-	78,841	38,860	5(g)	30,639
			(14,347)	5(g)
			(72,715)	5(g)
Other investments	-	163,558	(37,224)	5(g)	160,797
			72,715	5(g)
			(38,252)	5(h)
Total investments	-	456,709	(51,036)		405,673
Cash and cash equivalents	3,410	28,706	(1)	5(m)	25,115
			33,000	5(h)
			(40,000)	5(n)
Restricted cash and cash equivalents	-	15,562			15,562
Accrued investment income	-	3,741			3,741
Reinsurance balances receivable, net	-	9,103			9,103
Reinsurance recoverable on unpaid losses	-	549,350			549,350
Loan to related party	-	128,118	(21,008)	5(f)	107,110
Deferred commission and other acquisition expenses, net	-	5,524	(5,524)	5(c)	-
Intangible assets	-	-	2,207	5(b)	9,927
			7,720	5(a)
Funds withheld receivable	-	12,606	(558)	5(k)	12,048
Other assets	1,476	5,527	601	5(i)	21,951
			14,347	5(g)
			388	5(m)
			(388)	5(m)
Assets held for sale	-	19,638			19,638
Total Assets	$4,886	$1,234,584	$(60,252)		$1,179,218
Liabilities
Reserve for loss and loss adjustment expenses	-	757,286	-	5(a)	757,286
Unearned premiums	-	26,196			26,196
Deferred gain on retroactive reinsurance	-	106,268	(106,268)	5(d)	-
Liability for securities purchased	-	-			-
Earn out liability	-	-	2,564	5(n)	2,564
Accrued expenses and other liabilities	659	51,818	20,034	5(j)	72,747
			179	5(o)
			388	5(m)
			(388)	5(m)
			57	5(i)
Senior notes - principal amount	-	262,361	(88,692)	5(e)	173,669
Less: unamortized debt issuance costs	-	7,563	(7,563)	5(e)	-
Senior notes, net	-	254,798	(81,129)		173,669
Liabilities held for sale	-	645	-		645
Total Liabilities	$659	$1,197,011	$(164,563)		$1,033,107
Commitments and Contingencies
Equity
Owners equity (Kestrel)	10,000	-	(10,000)	5(n)	-
Common shares	-	1,513	(1,513)	5(l)	99
			72	5(m)
			27	5(n)
Additional paid-in capital	149	888,575	(888,575)	5(l)	176,661
			115,537	5(m)
			166,539	5(m)
			(115,537)	5(m)
			9,973	5(n)
Accumulated other comprehensive loss	-	(31,930)	31,930	5(l)	-
Accumulated deficit	(5,922)	(696,559)	721,845	5(l)	(48,665)
			(20,034)	5(j)
			(179)	5(o)
			(5,252)	5(h)
			(42,564)	5(n)
Bargain purchase gain	-	-	7,720	5(a)	69,479
			2,207	5(b)
			(5,524)	5(c)
			106,268	5(d)
			81,129	5(e)
			(21,008)	5(f)
			1,563	5(g)
			544	5(i)
			(558)	5(k)
			12,287	5(l)
			(115,149)	5(m)
Treasury shares, at cost	-	(124,026)	124,026	5(l)	(51,463)
			(51,463)	5(m)
Total Shareholders’ Equity	4,227	37,573	104,311		146,111
Total Equity	4,227	37,573	104,311		146,111
Total Liabilities and Equity	$4,886	$1,234,584	$(60,252)		$1,179,218

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF
OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2025

(in thousands, except per share amounts)

	Historical		Discontinued	Maiden	Transaction Accounting		Pro Forma Statement of
	Kestrel	Maiden	operations	Proforma	Adjustments		Operations
	6(A)	6(B)	6(C)	6(D)
Revenues:
Gross premiums written	$-	$4,074	$-	$4,074	$-		$4,074
Net premiums written	-	4,049	-	4,049	-		4,049
Change in unearned premiums	-	3,635	-	3,635	-		3,635
Net premiums earned	-	7,684	-	7,684	-		7,684
Other insurance (expense) revenue	-	-	-	-	-		-
Net investment income	34	3,034	(28)	3,006	-		3,040
Net realized and unrealized gains on investment	-	3,331	-	3,331	-		3,331
Fee revenue	807	-	-	-	-		807
Total revenues	$841	$14,049	$(28)	$14,021	$-		$14,862
Expenses					-
Net loss and loss adjustment expenses	-	(7,623)	-	(7,623)	(5,888)	6(d)	(13,511)

Commission and other acquisition expenses	-	4,558	-	4,558	210	6(b)	2,141
					(2,593)	6(c)
					(34)	6(h)
General and administrative expenses	1,143	10,773	(1,007)	9,766	(26)	6(g)	11,531
					648	6(a)
Interest and amortization expenses	-	4,818	-	4,818	(42)	6(e)	4,147
					337	6(e)
					(966)	6(f)
Foreign exchange and other gains (losses)	-	7,434	(93)	7,341			7,341
Other income	-	-	-	-			-
Total expenses	$1,143	$19,960	$(1,100)	$18,860	$(8,354)		$11,649
Income (loss) before income taxes and interest in income of equity method investments	(302)	(5,911)	1,072	(4,839)	8,354		3,213
Less: income tax (benefit) expense	92	12	-	12	-	6(n)	104
Interest in (loss) income of equity method investments	-	(2,722)	-	(2,722)	-		(2,722)
Net income (loss)	$(394)	$(8,645)	$1,072	$(7,573)	$8,354		$387

Basic and diluted income (loss) per share attributable to common shareholders	$(394.00)	$(0.09)					$0.05	6(o)
Weighted average number of common shares - basic and diluted	1,000	99,120,644					7,734,084

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF
OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2024

(in thousands, except per share amounts)

	Historical
	Kestrel (as restated - Note 7)	Maiden	Discontinued operations	Maiden Proforma	Transaction Accounting Adjustments		Pro Forma Statement of Operations
	6(A)	6(B)	6(C)	6(D)
Revenues:
Gross premiums written	$-	$33,196	$-	$33,196	$-		$33,196
Net premiums written	-	33,063	-	33,063	-		33,063
Change in unearned premiums	-	16,411	-	16,411	-		16,411
Net premiums earned	-	49,474	-	49,474	-		49,474
Other insurance (expense) revenue	-	(24,194)	-	(24,194)	-		(24,194)
Net investment income	213	25,546	(423)	25,123	-		25,336
Net realized and unrealized gains on investment	-	5,610	-	5,610	(5,252)	6(k)	358
Fee revenue	3,634	-	-	-	-		3,634
Total revenues	$3,847	$56,436	$(423)	$56,013	$(5,252)		$54,608
Expenses
Net loss and loss adjustment expenses	-	186,127	-	186,127	(4,099)	6(d)	182,028

Commission and other acquisition expenses	-	24,310	-	24,310	938	6(b)	15,681
					(9,385)	6(c)
				-	(182)	6(h)
General and administrative expenses	5,108	35,348	(4,376)	30,972
					2,592	6(a)	59,175
					290	6(g)
					20,034	6(j)
					179	6(m)
Interest and amortization expenses	-	19,266	-	19,266	(160)	6(e)	15,649
				-	1,262	6(e)
				-	(4,719)	6(f)
Foreign exchange and other (losses) gains	-	(7,001)	137	(6,864)			(6,864)
Earnout liability expense	-	-	-	-	2,564	6(i)	2,564
Bargain purchase gain	-	-	-	-	(69,479)	6(l)	(69,479)
Total expenses	$5,108	$258,050	$(4,239)	$253,811	$(60,165)		$198,754
Income (loss) before income taxes and interest in income of equity method investments	(1,261)	(201,614)	3,816	(197,798)	54,913		(144,146)
Less: income tax (benefit) expense	30	1,055	(1,040)	15	-	6(n)	45
Interest in income of equity method investments	-	1,700	-	1,700	-		1,700
Net income (loss)	$(1,291)	$(200,969)	$4,856	$(196,113)	$54,913		$(142,491)

Basic and diluted income (loss) per share attributable to common shareholders	$(1,291.00)	$(2.01)					$(18.42)	6(o)
Weighted average number of common shares - basic and diluted	1,000	99,902,695					7,734,084

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINE FINANCIAL STATEMENTS

1. Description of the Transaction

On December 29, 2024, Maiden Holdings, Ltd., a Bermuda exempted company limited by shares, entered into a combination agreement, subsequently amended on March 24, 2025, with Kestrel Group, LLC, a Delaware limited liability company, the Kestrel equityholders, Ranger U.S. Newco LLC, a Delaware limited liability company, Ranger Bermuda Merger Sub Ltd, a Bermuda exempted company limited by shares and a direct wholly owned subsidiary of US NewCo, Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares, and Ranger Merger Sub 2 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Bermuda NewCo.

In accordance with the combination agreement, Maiden and Kestrel completed a transaction to combine their respective businesses through: (a) the contribution of all of the Class A units and Class B units of Kestrel owned by each Kestrel equityholder to US NewCo, (b) the merger of Merger Sub I with and into Maiden, with Maiden surviving the First Merger as a direct wholly owned subsidiary of US NewCo and (c) the merger of Merger Sub II with and into US NewCo, with US NewCo surviving the Second Merger as a wholly owned subsidiary of Bermuda NewCo. Upon the consummation of the Mergers, Maiden and Kestrel became wholly owned subsidiaries of Bermuda NewCo, which was rebranded as Kestrel Group and renamed “Kestrel Group Ltd” following the closing of the transaction.

In connection with the transaction, each issued and outstanding common share of Maiden, par value $0.01 per share, other than any Maiden share that is subject to any Maiden options or restricted share award, were automatically canceled and converted into and, at the closing of the transaction, thereafter represented the right to receive one-twentieth (0.05) of Kestrel Group Ltd. In addition, as consideration for the Kestrel contribution, the Kestrel equityholders, at the closing, received an aggregate of $40,000,000 in cash and 2,749,996 shares of Kestrel Group Ltd. In addition, the Kestrel equityholders are entitled to receive, in contingent consideration, up to the lesser of 2,749,996 shares of Kestrel Group Ltd and an aggregate number of Kestrel Group Ltd shares equal to $45,000,000 divided by certain volume weighted average prices of such shares (as calculated pursuant to the terms of the combination agreement), which will be payable upon the achievement of certain EBITDA milestones by the businesses that Kestrel and its subsidiaries conducted as of immediately prior to the closing. In connection with the transaction, former Maiden shareholders and former Kestrel equityholders own approximately 64% and 36% of Kestrel Group Ltd, respectively, at the closing (excluding shares of Kestrel Group Ltd that are owned by Maiden Reinsurance Ltd., an affiliate and wholly owned subsidiary of Maiden, and the potential contingent consideration payable to Kestrel equityholders).

Upon the completion of the transaction, (i) each outstanding option to purchase Maiden shares was converted into an option to purchase one-twentieth (0.05) Kestrel Group Ltd shares, on substantially the same terms and conditions, including the vesting schedule and per share exercise price (adjusted by dividing the original exercise price by 0.05 and rounded up to the nearest whole cent), as applied to such Maiden option immediately prior to the effective time of the First Merger, and (ii) each outstanding Maiden share that is unvested and/or subject to a risk of forfeiture converted automatically into one-twentieth (0.05) Kestrel Group Ltd share that is unvested and/or subject to a risk of forfeiture, on substantially the same terms and conditions (including vesting schedule) as applied to such Maiden restricted share.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and only presents Transaction Accounting Adjustments in the unaudited pro forma condensed consolidated combined financial information. The adjustments presented in the unaudited pro forma condensed consolidated combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company after the consummation of the transaction.

5

The unaudited pro forma condensed consolidated combined financial statements are based on the Maiden historical consolidated financial statements and the Kestrel historical consolidated financial statements, as adjusted to give effect to the transaction. The unaudited pro forma condensed consolidated combined balance sheet gives pro forma effect to the transaction as if it had been consummated on March 31, 2025. The unaudited pro forma condensed consolidated combined statement of operations for the three months ended March 31, 2025 for the year ended December 31, 2024 gives effect to the transaction as if it had occurred on January 1, 2024.

The unaudited pro forma condensed consolidated combined financial statements were prepared using the acquisition method of accounting with Kestrel being considered the accounting acquirer of Maiden. Under the acquisition method of accounting, the purchase price was allocated to the underlying Maiden assets acquired and liabilities assumed based on their respective fair market values. The excess of the estimated fair values of the net assets acquired over the purchase price was recorded as a gain on a bargain purchase. Refer below to Note 3 “Accounting Treatment for the Transaction.”

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the transaction are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual results reported by the combined company in periods following the transaction may differ significantly from these unaudited pro forma condensed consolidated combined financial statements. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated combined financial statements.

The unaudited pro forma condensed consolidated combined financial statements do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the transaction. Maiden and Kestrel have not had any historical relationship in the periods presented. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Restatement of Historical Amounts

Kestrel restated its previously issued consolidated financial statements for the years ended December 31, 2024 and 2023 to correct an error in the timing of revenue recognition related to certain customer contracts. Accordingly, these unaudited pro forma condensed consolidated combined financial statements reflect the effects of the restatement, as described in Note 7. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2024 was prepared based on Kestrel’s restated consolidated statement of operations for the year ended December 31, 2024.

Discontinued Operations Adjustments

On November 29, 2024, Maiden Holdings Ltd. entered into an agreement to sell its Swedish subsidiaries, Maiden GF and Maiden LF (the “Proposed Swedish Subsidiaries Sale”), to a group of international insurance and reinsurance companies headquartered in the United Kingdom. Maiden GF and Maiden LF were the principal operating subsidiaries of the Company’s International Insurance Solutions (“IIS”) platform. The transaction was subject to customary regulatory approvals. In June 2025, the Swedish Financial Supervisory Authority (“SFSA”) declined to approve the sale of Maiden GF and Maiden LF. The proposed acquirer, whose application was denied by the SFSA, has indicated its intent to proceed with the acquisition of Maiden GF only at the previously agreed valuation and believes it will satisfactorily address the deficiencies identified by the SFSA in its June 2025 decision. Maiden and the proposed acquirer are currently in the process of finalizing the terms of an amended sale agreement and this transaction is subject to customary regulatory approvals. The sale will continue to be an all-cash transaction and pursuant to the proposed terms of the agreement, certain existing staff of Maiden GF will transition to the proposed acquirer. In the wake of the decision of the SFSA, management continues to evaluate strategic alternatives for that business, including a possible sale to a different third-party or a possible run-off and liquidation of the entity. Maiden LF and Maiden GF are not writing any new business and their non-insurance related assets and liabilities are represented as held-for-sale in our condensed consolidated financial statements.

6

Although Maiden GF and Maiden LF currently comprised a substantial portion of the Diversified Reinsurance segment, Maiden has concluded that the sale did not constitute discontinued operations as of March 31, 2025 as it did not represent a strategic shift that will have a major effect on its ongoing operations and financial results. Pursuant to the terms of the Swedish Subsidiaries Sale agreement, any remaining historic business upon closing was fully retroceded to Maiden, and thus there is continuing involvement regarding the historical reinsurance operations. Pursuant to the terms of the Swedish Subsidiaries Sale, this transaction met the relevant held for sale criteria as of March 31, 2025 and accordingly, any non-underwriting related assets and liabilities related to the sale consideration are classified as held-for-sale on the consolidated balance sheet as of March 31, 2025.

Under the accounting guidance contained in Accounting Standards Codification Topic 205, a business that, upon acquisition, meets the held-for-sale criteria is not analyzed under the strategic shift test. Instead, it is reported in discontinued operations automatically based on its held-for-sale classification. The strategic shift test does not apply because the acquired businesses were not previously part of the acquiring entity and would be classified as held-for-sale on the acquisition date. As the historical audited consolidated statement of operations of Maiden for the three months ended March 31, 2025 and for the year ended December 31, 2024 and include the operations of Maiden GF and Maiden LF for the full period presented, pro forma adjustments were added to exclude the operations of Maiden GF and Maiden LF for the three months ended March 31, 2025 and for the year ended December 31, 2024. The unaudited pro forma condensed consolidated combined financial statements exclude the non-insurance results of operations of Maiden GF and Maiden LF because those businesses were not considered part of acquiring entity’s continuing operations.

3. Accounting Treatment for the Transaction

Kestrel Group Ltd is the legal acquiror of Kestrel. However, for accounting purposes, the transaction was treated as a reverse acquisition and accounted for using the acquisition method in accordance with Accounting Standards Codification Topic 805, Business Combinations. As such, Maiden was treated as the “acquired” company for accounting purposes. This determination is primarily based on the fact that, subsequent to the consummation of the transaction, former Kestrel equityholders have a majority of the voting rights of the combined company assuming the shares held by Maiden Re treated as controlled by the Kestrel Group Ltd board of directors and former Kestrel equityholders nominated a majority of the members of the board of directors of the combined company.

Accordingly, for financial reporting purposes, the net assets of Kestrel were stated at historical carrying values and its consolidated financial statements were presented as the predecessor to the combined company in the historical financial statements following the consummation of the transaction. The assets and liabilities of Maiden were recorded at their fair values measured as of the acquisition date. The excess of the estimated fair values of the net assets acquired over the purchase price was recorded as a gain on bargain purchase. The results of Maiden were presented within the consolidated results of Kestrel from the date of acquisition going forward.

4. Purchase Price and Purchase Price Allocation

Management performed a preliminary estimation of fair values of the Maiden assets and liabilities as of acquisition date. As of the date of this Form 8-K/A, Kestrel is still in the process of evaluating the various assumptions of the valuation studies necessary to arrive at the required estimates of the fair value of the Maiden assets to be acquired and the liabilities to be assumed and the related purchase price allocation. The preliminary fair value estimates are subject to change based on the final valuations. The estimated preliminary fair values of the Maiden assets and liabilities are based on discussions with Maiden’s management, preliminary valuation studies, the transaction due diligence, and information presented in Maiden’s public filings. The final purchase price and purchase price allocation may be different than the information that is presented herein, and such differences could be material.

Purchase Price

The following table summarizes the purchase price (in thousands, except shares and per share price):

7

Kestrel Group Ltd shares issued at Closing	7,221,621
Kestrel Group Ltd share price (1)	$23.00
Gross equity portion of consideration transferred at Closing	$166,097
Kestrel Group Ltd shares retained as treasury shares by Maiden Reinsurance at Closing	(2,237,533)
Kestrel Group Ltd share price (1)	$23.00
Equity portion of consideration transferred to Maiden Reinsurance	$(51,463)
Net equity portion of consideration transferred at Closing	$114,634
Cash	$1
Portion of the Maiden awards attributable to pre-combination service	$514
Intercompany settlement	$388
Total estimated consideration transferred	$115,537

(1)      The final purchase price was based on the fair value of the issued and outstanding common shares at the closing date of May 27, 2025.

Preliminary Estimated Purchase Price Allocation

The following table summarizes allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed (in thousands):

Fixed maturities, available-for-sale, at fair value	$202,460
Equity securities, at fair value	11,777
Equity method investments	30,639
Other investments	160,797
Cash and cash equivalents	61,706
Restricted cash and cash equivalents	15,562
Accrued investment income	3,741
Reinsurance balances receivable, net	9,103
Reinsurance recoverable on unpaid losses	549,350
Loan to related party	107,110
Intangible assets (1)	9,927
Funds withheld receivable	12,048
Other assets	20,475
Assets held for sale	19,638
Reserve for loss and loss adjustment expenses	(757,286)
Unearned premiums	(26,196)
Liability for securities purchased	-
Accrued expenses and other liabilities	(71,521)
Senior notes - principal amount	(173,669)
Liabilities held for sale	(645)
Net assets	185,016
Bargain purchase gain	(69,479)
Total consideration effectively transferred	$115,537

(1)	Includes the net fair value adjustment of $7.7 million to net loss and loss adjustment expenses as of closing, which was made up of a $63.6 million decrease to the reinsurance recoverable on unpaid losses and an $71.3 million decrease to the reserve for loss and loss adjustment expenses.

5. Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

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Pro forma notes

(A)	Derived from the unaudited consolidated balance sheet of Kestrel as of March 31, 2025 and the restated audited statement of operations of Kestrel for the year ended December 31, 2024.
(B)	Derived from the audited consolidated balance sheet of Maiden as of March 31, 2025.
(C)	The historical audited consolidated financial statements of Maiden are inclusive of Maiden GF and Maiden LF. The discontinued operations adjustments are presented to exclude Maiden GF and Maiden LF’s results of operations.

Pro forma Transaction Accounting Adjustments

(a)	Reflects the pro forma adjustment of $7.7 million to historical amounts to record the estimated fair value of reserve for loss and loss adjustment expenses, which reflects a decrease related to the present value of the net loss and loss adjustment expenses based on the estimated payout pattern, partially offset by an increase in net loss and loss adjustment expenses to the estimated market-based risk margin. The risk margin represents the estimated cost of capital required by a market participant to assume the net loss and loss adjustment expenses. The fair value of the net reserve for loss and loss adjustment expenses was determined using certain key assumptions, including the estimated cost of capital and investment yield. This will be amortized based on the claims settlement and reinsurance recovery timing.

(b)	Reflects the pro forma adjustment to record the value of acquired business (“VOBA”) at the estimated fair value of $2.2 million, which represents the present value of the expected underwriting profit within the unearned premiums liability, net of reinsurance, less costs to service the related policies and a risk premium. The fair value of VOBA was determined after taking into consideration certain key assumptions, including the estimated cost of capital, investment yield, loss ratio and related expenses. The adjustment for VOBA will be amortized in line with the earning pattern of unearned premiums (see Note 6(b) below).

(c)	Reflects the pro forma adjustment to eliminate the deferred commissions and other acquisition costs of $5.5 million (see Note 6(c) below).

(d)	Reflects the pro forma adjustment to eliminate the deferred gain on the retroactive reinsurance balance of $106.3 million (see Note 6(d) below).

(e)	Reflects a pro forma adjustment to record the senior notes at the estimated fair value of $173.7 million. The historical deferred debt issuance costs balance of $7.6 million was eliminated (see Note 6(e) below).

(f)	Reflects the pro forma adjustment to historical amounts to record the loan to a related party at the estimated fair value of $107.1 million (see Note 6(f) below).

(g)	Reflects the pro forma adjustment to: (1) record Private Equity Asset No. 1 at its fair value of $14.3 million and reclassify it from equity method investments to other assets, as it represented a receivable as of the acquisition date; (2) record a less than $0.1 million decrease to the fair value of equity securities; and (3) record Real Estate Asset No. 3 at its fair value of $46.0 million, Alternative Asset No. 1 at its fair value of $3.9 million, Alternative Asset No. 2 at its fair value of $4.0 million, and Alternative Asset No. 3 at its fair value of $18.9 million. For these investments, the fair value option was elected and they were reclassified from equity method investments to other investments.

(h)	Reflects a pro forma adjustment to record a sale of Canopius investment as a derecognition of the investment balance of $38.3 million, an increase in cash and cash equivalents of $33.0 million, and the recognition of a loss of $5.3 million (See Note 6(k) below).

(i)	Reflects a pro forma adjustment to record the right of use assets and lease liability at $2.0 million based on the estimated incremental borrowing rate as of acquisition date (See Note 6(g) below).

9

(j)	Reflects a pro forma adjustment for $20.0 million of Maiden estimated transaction costs to be incurred, consisting of advisory, legal, accounting and auditing fees and other professional fees. The adjustment has been recorded as an increase to the Accrued expenses and other liabilities and increase to the Accumulated deficit of $20.0 million (see Note 6(j) below).

(k)	Reflects the pro forma adjustment to record the funds withheld receivable at the estimated fair value of $12.0 million (see Note 6(h) below).

(l)	Reflects a pro forma adjustment to eliminate the Maiden historical common shares of $1.5 million, treasury shares of $124.0 million, additional paid-in capital of $888.6 million, accumulated deficit of $721.8 million, accumulated other comprehensive loss of $31.9 million.

(m)	Reflects a pro forma adjustment to record the gross consideration transferred of $115.5 million, which includes $72.0 million in common stock representing the issuance of 7,221,621 shares of Kestrel Ltd., settlement of a preexisting relationship valued at $0.3 million as of the acquisition date, additional paid-in capital of $166.5 million, and $0.5 million related to Maiden awards attributable to pre-combination service. The common shares issued to Maiden Reinsurance of $51.5 million are presented as treasury shares and are excluded from the net consideration transferred of $115.5 million.

(n)	Reflects a pro forma adjustment to record the recapitalization of Kestrel, pursuant to the combination agreement, through the issuance of 2,749,996 shares of Kestrel Group Ltd, cash payments of $40.0 million and assumed liabilities of $2.6 million related to the fair value of earnout consideration and to present the recast of the Kestrel’s historical equity of $10.0 million to reflect the capital structure of Kestrel Group Ltd (see Note 6(i) below).

(o)	Reflects a pro forma adjustment to record the acceleration of Kestrel’ stock compensation cost of $0.2 million, as measured at the original grant dates, due to the repurchase of Kestrel stock-based compensation awards (see Note 6(m) below).

(p)	Based on the preliminary estimated fair values of the assets acquired and liabilities assumed, a bargain purchase gain of $69.5 million will be recognized in this transaction (see Note 4 above).

6. Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments

(a)	Reflects a pro forma adjustment to record reserves amortization based on fair value (see Note 5(a) above).

(b)	Reflects a pro forma adjustment to record VOBA amortization in line with the earning pattern of unearned premiums (see Note 5(b) above).

(c)	Reflects a pro forma adjustment to eliminate the historical deferred commission expense (see Note 5(c) above).

(d)	Reflects a pro forma adjustment to eliminate the historical deferred gain on retroactive reinsurance expense (see Note 5(d) above).

(e)	Reflects a pro forma adjustment to eliminate the historical deferred debt issuance costs amortization and to record amortization of the senior notes fair value adjustment over the remaining life of the notes (see Note 5(e) above).

(f)	Reflects a pro forma adjustment to record amortization of the loan to a related party and the premium repayment loan fair value adjustments over the remaining lives of the loans (see Note 5(f) above).

10

(g)	Reflects a pro forma adjustment to eliminate the historical lease expense and record lease expense based on the incremental borrowing rate as of the acquisition date (see Note 5(i) above).

(h)	Reflects a pro forma adjustment to record amortization of the funds withheld receivable (see Note 5(k) above).

(i)	Reflects a pro forma adjustment to record the recognition of earn out liability of $2.6 million (see Note 5(n) above).

(j)	Reflects a pro forma adjustment to record the estimated transaction costs to be incurred of $20.0 million (see Note 5(j) above).

(k)	Reflects a pro forma adjustment to record a loss from the sale of Canopius investment of $5.3 million (see Note 5(h) above).

(l)	Reflects a pro forma adjustment to record the bargain purchase gain of $75.1 million (see Note 4 above).

(m)	Reflects a pro forma adjustment to record Kestrel’ stock compensation cost of $0.2 million (see Note 5(o) above).

(n)	Kestrel Group Ltd does not expect to recognize current or deferred tax expense upon consummation of the transaction and therefore no income tax provision impact related to the transaction accounting adjustments is reflected. The U.S. deferred tax balances are offset by a full valuation allowance.

(o)	The pro forma basic and diluted number of shares presented in the unaudited pro forma condensed consolidated combined statement of operations are based upon the number of Kestrel Group Ltd’s shares outstanding as if the transaction occurred on January 1, 2024. The calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the transaction have been outstanding for the entirety of the period presented.

Pro forma weighted average common shares outstanding presented in the unaudited pro forma condensed consolidated combined statement of operations for three months ended March 31, 2025 and for the year ended December 31, 2024 - basic and diluted are calculated as follows:

Kestrel Group Ltd shares issued at Closing	7,221,621
Kestrel Group Ltd shares retained as treasury shares by Maiden Reinsurance at Closing	(2,237,533)
Common shares issued to Kestrel equityholders	2,749,996
Total numbers of shares	7,734,084

Since treasury shares are not considered outstanding for share count purposes, the common shares held by Maiden Reinsurance are excluded from the average number of common shares outstanding for basic and diluted earnings per share.

7. Restatement

Kestrel has restated its previously issued consolidated financial statements to correct an error in the timing of revenue recognition related to certain customer contracts. The unaudited pro forma condensed consolidated combined financial statements have been adjusted to reflect the restatements of Kestrel for the periods presented.

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The error was identified in connection with management’s review of Kestrel’s revenue recognition practices under ASC Topic 606, Revenue from Contracts with Customers. Specifically, the Kestrel notes that the revenue recognized initially was based on a basis not prescribed by ASC 606 as there are no additional performance obligations once the premium is written and control is transferred to the customer. As a result, certain prior year amounts have been revised for consistency with the current presentation.

Nature of the Error

Kestrel had previously recognized revenue when collected. Under ASC 606, these arrangements require recognition when the policy is written, or upon completion of all performance obligations, rather than as collected. As a result, revenues were understated in 2023 and overstated in 2024.

Impacted Periods

The restatement affects Kestrel’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, and the interim periods within those years. The cumulative impact of the error was to increase previously reported retained earnings as of January 1, 2025 by approximately $0.8 million.

Effect of Restatement

The tables below present a reconciliation of the as-previously-reported amounts to the restated amounts for the affected line items in the consolidated statements of operations and balance sheets for each period presented.

	As of December 31, 2024
Consolidated Balance Sheets	Previously reported	Restatement	Restated
	(in thousands)
Accounts receivable	$154	$814	$968
Members' equity	$3,792	$814	$4,606

	As of December 31, 2023
	Previously reported	Restatement	Restated
	(in thousands)
Accounts receivable	-	$2,429	$2,429
Members' equity	$3,408	$2,429	$5,837

Consolidated Statements of Operations	2024
	Previously reported	Restatement	Restated
	(in thousands, except per share amounts)
Revenue	$5,250	$(1,615)	$3,634
Net income	$324	$(1,615)	$(1,291)
Net income (loss) per share	$324	$(1,615)	$(1,291)

	2023
	Previously reported	Restatement	Restated
	(in thousands, except per share amounts)
Revenue	$1,330	$2,429	$3,759
Net income	$(4,215)	$2,429	$(1,787)
Net income (loss) per share	$(4,215)	$2,429	$(1,787)

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated combined financial statements are provided to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma condensed consolidated combined financial statements are based on the Maiden historical consolidated financial statements and the Kestrel historical consolidated financial statements as adjusted to give effect to the transaction. The unaudited pro forma condensed consolidated combined balance sheet gives pro forma effect to the transaction as if it had been consummated on December 31, 2024. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2024 gives effect to the transaction as if it had been consummated on January 1, 2024.

The unaudited pro forma condensed consolidated combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated combined financial statements;

•	the restated historical audited consolidated financial statements of Kestrel as of and for the years ended December 31, 2024 and 2023, and the related notes, included elsewhere in this Form 8-K/A;

•	the historical audited consolidated financial statements of Maiden as of and for the years ended December 31, 2024 and 2023, and the related notes; and

•	the other information relating to Kestrel and Maiden included in the previously filed proxy statement/prospectus.

Kestrel has restated its previously issued historical audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023. The unaudited pro forma financial statements, originally included in Kestrel’s Form S-4 filed with the Securities and Exchange Commission (“SEC”) on March 10, 2024, have been revised solely to reflect corrections to certain previously reported unaudited pro forma information resulting from the restatement of Kestrel’s historical audited consolidated financial statements.

Accordingly, the accompanying unaudited pro forma condensed consolidated combined financial statements incorporate the effects of the restatement, as further described in Note 7. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2024 has been derived from Kestrel’s restated consolidated statement of operations for the year ended December 31, 2024. The unaudited pro forma condensed consolidated combined balance sheet as of December 31, 2024 has been derived from Kestrel’s restated consolidated balance sheet as of December 31, 2024.

The unaudited pro forma condensed consolidated combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the transaction been consummated on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

The pro forma adjustments are preliminary and have been made solely for informational purposes. The actual results reported by the combined company in periods following the transaction may differ significantly from those reflected in this unaudited pro forma condensed consolidated combined financial information for a number of reasons, including but not limited to changes in market conditions, cost savings from operating efficiencies, synergies and the impact of costs incurred in integrating the two companies. As a result, the unaudited pro forma condensed consolidated combined financial information is not intended to represent and is not necessarily indicative of what the combined company’s financial condition and results of operations would have been had the transaction been completed on the applicable dates of this unaudited pro forma condensed consolidated combined financial information. In addition, the unaudited pro forma condensed consolidated combined financial information does not purport to project the future financial condition and results of operations of the combined company.

1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2024

(in thousands)

	Historical
	Kestrel (as restated - Note 7)	Maiden	Transaction Accounting Adjustments		ProForma Balance Sheet
Assets	5(A)	5(B)
Fixed maturities, available-for-sale, at fair value	$-	$232,613	$-		$232,613
Equity securities, at fair value	-	13,147	(360)	5(g)	12,787
Equity method investment	-	81,287	35,816	5(g)	30,041
			(14,347)	5(g)
			(72,715)	5(g)
Other investments	-	157,016	(34,933)	5(g)	159,079
			(35,719)	5(h)
			72,715	5(g)
Total investments	-	484,063	(49,543)		434,520
Cash and cash equivalents	4,286	25,651	33,000	5(h)	22,936
			(1)	5(m)
			(40,000)	5(n)
Restricted cash and cash equivalents	-	9,084			9,084
Accrued investment income	-	3,346			3,346
Reinsurance balances receivable, net	-	8,159			8,159
Reinsurance recoverable on unpaid losses	-	571,331			571,331
Loan to related party	-	167,975	(40,804)	5(f)	127,171
Deferred commission and other acquisition expenses, net	-	8,102	(8,102)	5(c)	-
Intangible assets	-	-	2,207	5(b)	9,006
			6,799	5(a)
Funds withheld receivable	-	12,650	(633)	5(k)	12,017
Other assets	1,225	4,830	615	5(i)	21,017
			14,347	5(g)
			(388)	5(m)
			388	5(m)
Assets held for sale	-	20,815			20,815
Total Assets	$5,511	$1,316,006	$(82,115)		$1,239,402

Liabilities
Reserve for loss and loss adjustment expenses	-	793,679			793,679
Unearned premiums	-	29,793			29,793
Deferred gain on retroactive reinsurance	-	107,255	(107,255)	5(d)	-
Liability for securities purchased	-	6,480			6,480
Earn out liability	-	-	2,564	5(n)	2,564
Accrued expenses and other liabilities	905	77,966	20,041	5(j)	94,955
			62	5(i)
			179	5(o)
			(4,198)	5(f)
Senior notes - principal amount	-	262,361	(88,692)	5(e)	173,669
Less: unamortized debt issuance costs	-	7,604	(7,604)	5(e)	-
Senior notes, net	-	254,757	(81,088)		173,669
Liabilities held for sale	-	883	-		883
Total Liabilities	$905	$1,270,813	$(169,695)		$1,102,023
Commitments and Contingencies
Equity
Owners equity (Kestrel)	10,000	-	(10,000)	5(n)	-
Common shares	-	1,503	(1,503)	5(l)	99
			72	5(m)
			27	5(n)
Additional paid-in capital	134	888,067	(888,067)	5(l)	176,646
			166,539	5(m)
			9,973	5(n)
Accumulated other comprehensive loss	-	(32,733)	32,733	5(l)	-
Accumulated deficit	(5,528)	(687,914)	710,674	5(l)	12,096
			(2,719)	5(h)
			(179)	5(o)
			60,367	5(n)
			(42,564)	5(n)
			(20,041)	5(j)
Treasury shares, at cost	-	(123,730)	123,730	5(l)	(51,463)
			(51,463)	5(m)
Total Shareholders’ Equity	4,606	45,193	87,579		137,378
Total Equity	4,606	45,193	87,579		137,378
Total Liabilities and Equity	$5,511	$1,316,006	$(82,115)		$1,239,402

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF
OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2024

(in thousands, except per share amounts)

	Historical
	Kestrel (as restated - Note 7)	Maiden	Discontinued operations	Maiden Proforma	Transaction Accounting Adjustments		Pro Forma Statement of Operations
	6(A)	6(B)	6(C)
Revenues:
Gross premiums written	$-	$33,196	$-	$33,196	$-		$33,196
Net premiums written	-	33,063	-	33,063	-		33,063
Change in unearned premiums	-	16,411	-	16,411	-		16,411
Net premiums earned	-	49,474	-	49,474	-		49,474
Other insurance (expense) revenue	-	(24,194)	-	(24,194)	-		(24,194)
Net investment income	213	25,546	(423)	25,123	-		25,336
Net realized and unrealized gains on investment	-	5,610	-	5,610	(2,719)	6(k)	2,891
Fee revenue	3,634	-	-	-	-		3,634
Total revenues	$3,847	$56,436	$(423)	$56,013	$(2,719)		$57,141
Expenses	-	-			-
Net loss and loss adjustment expenses	-	186,127	-	186,127	4,099	6(d)	190,226

Commission and other acquisition expenses	-	24,310	-	24,310	938	6(b)	15,691
					(9,385)	6(c)
					(172)	6(h)
General and administrative expenses	5,108	35,348	(4,376)	30,972
					2,283	6(a)	58,873
					290	6(g)
					20,041	6(j)
					179	6(n)
Interest and amortization expenses	-	19,266	-	19,266	(160)	6(e)	15,649
					1,262	6(e)
					(4,719)	6(f)
Foreign exchange and other gains (losses)	-	(7,001)	137	(6,864)			(6,864)
Earn out liability expense	-	-	-	-	2,564	6(i)	2,564
Other income	-				(60,367)	6(l)	(60,367)
Total expenses	$5,108	$258,050	$(4,239)	$253,811	$(43,147)		$215,772
Income (loss) before income taxes and interest in income of equity method investments	(1,261)	(201,614)	3,816	(197,798)	40,428		(158,631)
Less: income tax (benefit) expense	30	1,055	(1,040)	15	-	6(o)	45
Interest in income of equity method investments	-	1,700	-	1,700	(778)	6(m)	922
Net income (loss)	$(1,291)	$(200,969)	$4,856	$(196,113)	$39,650		$(157,754)

Basic and diluted income (loss) per share attributable to common shareholders	$(1,291.00)	$(2.01)					$(20.40)	6(p)
Weighted average number of common shares - basic and diluted	1,000	99,902,695					7,734,084

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

1. Description of the Transaction

On December 29, 2024, Maiden Holdings, Ltd., a Bermuda exempted company limited by shares, entered into a combination agreement, subsequently amended on March 24, 2025, with Kestrel Group, LLC, a Delaware limited liability company, the Kestrel equityholders, Ranger U.S. Newco LLC, a Delaware limited liability company, Ranger Bermuda Merger Sub Ltd, a Bermuda exempted company limited by shares and a direct wholly owned subsidiary of US NewCo, Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares, and Ranger Merger Sub 2 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Bermuda NewCo.

In accordance with the combination agreement, Maiden and Kestrel completed a transaction to combine their respective businesses through: (a) the contribution of all of the Class A units and Class B units of Kestrel owned by each Kestrel equityholder to US NewCo, (b) the merger of Merger Sub I with and into Maiden, with Maiden surviving the First Merger as a direct wholly owned subsidiary of US NewCo and (c) the merger of Merger Sub II with and into US NewCo, with US NewCo surviving the Second Merger as a wholly owned subsidiary of Bermuda NewCo. Upon the consummation of the Mergers, Maiden and Kestrel became wholly owned subsidiaries of Bermuda NewCo, which was rebranded as Kestrel Group and renamed “Kestrel Group Ltd” following the closing of the transaction.

In connection with the transaction, each issued and outstanding common share of Maiden, par value $0.01 per share, other than any Maiden share that is subject to any Maiden options or restricted share award, were automatically canceled and converted into and, at the closing of the transaction, thereafter represented the right to receive one-twentieth (0.05) of Kestrel Group Ltd. In addition, as consideration for the Kestrel contribution, the Kestrel equityholders, at the closing, received an aggregate of $40,000,000 in cash and 2,749,996 shares of Kestrel Group Ltd. In addition, the Kestrel equityholders are entitled to receive, in contingent consideration, up to the lesser of 2,749,996 shares of Kestrel Group Ltd and an aggregate number of Kestrel Group Ltd shares equal to $45,000,000 divided by certain volume weighted average prices of such shares (as calculated pursuant to the terms of the combination agreement), which will be payable upon the achievement of certain EBITDA milestones by the businesses that Kestrel and its subsidiaries conducted as of immediately prior to the closing. In connection with the transaction, former Maiden shareholders and former Kestrel equityholders own approximately 64% and 36% of Kestrel Group Ltd, respectively, at the closing (excluding shares of Kestrel Group Ltd that are owned by Maiden Reinsurance Ltd., an affiliate and wholly owned subsidiary of Maiden, and the potential contingent consideration payable to Kestrel equityholders).

Upon the completion of the transaction, (i) each outstanding option to purchase Maiden shares was converted into an option to purchase one-twentieth (0.05) Kestrel Group Ltd shares, on substantially the same terms and conditions, including the vesting schedule and per share exercise price (adjusted by dividing the original exercise price by 0.05 and rounded up to the nearest whole cent), as applied to such Maiden option immediately prior to the effective time of the First Merger, and (ii) each outstanding Maiden share that is unvested and/or subject to a risk of forfeiture converted automatically into one-twentieth (0.05) Kestrel Group Ltd share that is unvested and/or subject to a risk of forfeiture, on substantially the same terms and conditions (including vesting schedule) as applied to such Maiden restricted share.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and only presents Transaction Accounting Adjustments in the unaudited pro forma condensed consolidated combined financial information. The adjustments presented in the unaudited pro forma condensed consolidated combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company after the consummation of the transaction.

4

The unaudited pro forma condensed consolidated combined financial statements are based on the Maiden historical consolidated financial statements and the restated Kestrel historical consolidated financial statements, as adjusted to give effect to the transaction. The unaudited pro forma condensed consolidated combined balance sheet gives pro forma effect to the transaction as if it had been consummated on December 31, 2024. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2024 gives effect to the transaction as if it had occurred on January 1, 2024.

The unaudited pro forma condensed consolidated combined financial statements were prepared using the acquisition method of accounting with Kestrel being considered the accounting acquirer of Maiden. Under the acquisition method of accounting, the purchase price was allocated to the underlying Maiden assets acquired and liabilities assumed based on their respective fair market values. The excess of the estimated fair values of the net assets acquired over the purchase price was recorded as a gain on a bargain purchase. Refer below to Note 3 “Accounting Treatment for the Transaction.”

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the transaction are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual results reported by the combined company in periods following the transaction may differ significantly from these unaudited pro forma condensed consolidated combined financial statements. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated combined financial statements.

The unaudited pro forma condensed consolidated combined financial statements do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the transaction. Maiden and Kestrel have not had any historical relationship in the periods presented. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Restatement of Historical Amounts

Kestrel restated its previously issued consolidated financial statements for the years ended December 31, 2024 and 2023 to correct an error in the timing of revenue recognition related to certain customer contracts. Accordingly, these unaudited pro forma condensed consolidated combined financial statements reflect the effects of the restatement, as described in Note 7. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2024 was prepared based on Kestrel’s restated consolidated statement of operations for the year ended December 31, 2024. The unaudited pro forma condensed consolidated combined balance sheet as of December 31, 2024 was prepared based on Kestrel’s restated consolidated balance sheet as of as of December 31, 2024.

Discontinued Operations Adjustments

On November 29, 2024, Maiden Holdings Ltd. entered into an agreement to sell its Swedish subsidiaries, Maiden GF and Maiden LF (the “Proposed Swedish Subsidiaries Sale”), to a group of international insurance and reinsurance companies headquartered in the United Kingdom. Maiden GF and Maiden LF were the principal operating subsidiaries of the Company’s Insurance Infrastructure Solutions (“IIS”) platform. The transaction was subject to customary regulatory approvals. In June 2025, the Swedish Financial Supervisory Authority (“SFSA”) declined to approve the sale of Maiden GF and Maiden LF. The proposed acquirer, whose application was denied by the SFSA, has indicated its intent to proceed with the acquisition of Maiden GF only at the previously agreed valuation and believes it will satisfactorily address the deficiencies identified by the SFSA in its June 2025 decision. Maiden and the proposed acquirer are currently in the process of finalizing the terms of an amended sale agreement and this transaction is subject to customary regulatory approvals. The sale will continue to be an all-cash transaction and pursuant to the proposed terms of the agreement, certain existing staff of Maiden GF will transition to the proposed acquirer. In the wake of the decision of the SFSA, management continues to evaluate strategic alternatives for that business, including a possible sale to a different third-party or a possible run-off and liquidation of the entity. Maiden LF and Maiden GF are not writing any new business and their non-insurance related assets and liabilities are represented as held-for-sale in our condensed consolidated financial statements.

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Although Maiden GF and Maiden LF currently comprised a substantial portion of the Diversified Reinsurance segment, Maiden has concluded that the sale did not constitute discontinued operations as of December 31, 2024 as it did not represent a strategic shift that will have a major effect on its ongoing operations and financial results. Pursuant to the terms of the Swedish Subsidiaries Sale agreement, any remaining historic business upon closing was fully retroceded to Maiden, and thus there is continuing involvement regarding the historical reinsurance operations. Pursuant to the terms of the Proposed Swedish Subsidiaries Sale, this transaction met the relevant held for sale criteria as of December 31, 2024 and accordingly, any non-underwriting related assets and liabilities related to the sale consideration are classified as held-for-sale on the consolidated balance sheet as of December 31, 2024.

Under the accounting guidance contained in Accounting Standards Codification Topic 205, a business that, upon acquisition, meets the held-for-sale criteria is not analyzed under the strategic shift test. Instead, it is reported in discontinued operations automatically based on its held-for-sale classification. The strategic shift test does not apply because the acquired businesses were not previously part of the acquiring entity and would be classified as held-for-sale on the acquisition date. As the historical audited consolidated statement of operations of Maiden for the year ended December 31, 2024 and include the operations of Maiden GF and Maiden LF for the full period presented, pro forma adjustments were added to exclude the operations of Maiden GF and Maiden LF for the year ended December 31, 2024. The unaudited pro forma condensed consolidated combined financial statements exclude the non-insurance results of operations of Maiden GF and Maiden LF because those businesses were not considered part of acquiring entity’s continuing operations.

3. Accounting Treatment for the Transaction

Kestrel Group Ltd is the legal acquiror of Kestrel. However, for accounting purposes, the transaction was treated as a reverse acquisition and accounted for using the acquisition method in accordance with Accounting Standards Codification Topic 805, Business Combinations. As such, Maiden was treated as the “acquired” company for accounting purposes. This determination is primarily based on the fact that, subsequent to the consummation of the transaction, former Kestrel equityholders have a majority of the voting rights of the combined company assuming the shares held by Maiden Re treated as controlled by the Kestrel Group Ltd board of directors and former Kestrel equityholders nominated a majority of the members of the board of directors of the combined company.

Accordingly, for financial reporting purposes, the net assets of Kestrel were stated at historical carrying values and its consolidated financial statements were presented as the predecessor to the combined company in the historical financial statements following the consummation of the transaction. The assets and liabilities of Maiden were recorded at their fair values measured as of the acquisition date. The excess of the estimated fair values of the net assets acquired over the purchase price was recorded as a gain on bargain purchase. The results of Maiden were presented within the consolidated results of Kestrel from the date of acquisition going forward.

4. Purchase Price and Purchase Price Allocation

Management performed a preliminary estimation of fair values of the Maiden assets and liabilities as of acquisition date. As of the date of this Form 8-K/A, Kestrel is still in the process of evaluating the various assumptions of the valuation studies necessary to arrive at the required estimates of the fair value of the Maiden assets to be acquired and the liabilities to be assumed and the related purchase price allocation. The preliminary fair value estimates are subject to change based on the final valuations. The estimated preliminary fair values of the Maiden assets and liabilities are based on discussions with Maiden’s management, preliminary valuation studies, the transaction due diligence, and information presented in Maiden’s public filings. The final purchase price and purchase price allocation may be different than the information that is presented herein, and such differences could be material.

Purchase Price

The following table summarizes the purchase price (in thousands, except shares and per share price):

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Kestrel Group Ltd shares issued at Closing	7,221,621
Kestrel Group Ltd share price (1)	$23.00
Gross equity portion of consideration transferred at Closing	$166,097
Kestrel Group Ltd shares retained as treasury shares by Maiden Reinsurance at Closing	(2,237,533)
Kestrel Group Ltd share price (1)	$23.00
Equity portion of consideration transferred to Maiden Reinsurance	$(51,463)
Net equity portion of consideration transferred at Closing	$114,634
Cash	$1
Portion of the Maiden awards attributable to pre-combination service	$514
Intercompany settlement	$388
Total estimated consideration transferred	$115,537

(1)      The final purchase price was based on the fair value of the issued and outstanding common shares at the closing date of May 27, 2025.

Preliminary Estimated Purchase Price Allocation

The following table summarizes allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed (in thousands):

Fixed maturities, available-for-sale, at fair value	$232,613
Equity securities, at fair value	12,787
Equity method investments	30,041
Other investments	159,079
Cash and cash equivalents	58,651
Restricted cash and cash equivalents	9,084
Accrued investment income	3,346
Reinsurance balances receivable, net	8,159
Reinsurance recoverable on unpaid losses	571,331
Loan to related party	127,171
Intangible assets (1)	9,006
Funds withheld receivable	12,017
Other assets	19,792
Assets held for sale	20,815
Reserve for loss and loss adjustment expenses	(793,679)
Unearned premiums	(29,793)
Liability for securities purchased	(6,480)
Accrued expenses and other liabilities	(93,483)
Senior notes - principal amount	(173,669)
Liabilities held for sale	(883)
Net assets	175,904
Bargain purchase gain	(60,367)
Total consideration effectively transferred	$115,537

(1)	Includes the net fair value adjustment of $6.8 million to net loss and loss adjustment expenses as of closing, which was made up of a $79.8 million decrease to the reinsurance recoverable on unpaid losses and an $86.6 million decrease to the reserve for loss and loss adjustment expenses.

5. Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

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Pro forma notes

(A)	Derived from the restated audited consolidated balance sheet of Kestrel as of December 31, 2024.
(B)	Derived from the audited consolidated balance sheet of Maiden as of December 31, 2024.
(C)	The historical audited consolidated financial statements of Maiden are inclusive of Maiden GF and Maiden LF. The discontinued operations adjustments are presented to exclude Maiden GF and Maiden LF’s results of operations.

Pro forma Transaction Accounting Adjustments

(a)	Reflects the pro forma adjustment of $6.8 million to historical amounts to record the estimated fair value of reserve for loss and loss adjustment expenses, which reflects a decrease related to the present value of the net loss and loss adjustment expenses based on the estimated payout pattern, partially offset by an increase in net loss and loss adjustment expenses to the estimated market-based risk margin. The risk margin represents the estimated cost of capital required by a market participant to assume the net loss and loss adjustment expenses. The fair value of the net reserve for loss and loss adjustment expenses was determined using certain key assumptions, including the estimated cost of capital and investment yield. This will be amortized based on the claims settlement and reinsurance recovery timing.

(b)	Reflects the pro forma adjustment to record the value of acquired business (“VOBA”) at the estimated fair value of $2.2 million, which represents the present value of the expected underwriting profit within the unearned premiums liability, net of reinsurance, less costs to service the related policies and a risk premium. The fair value of VOBA was determined after taking into consideration certain key assumptions, including the estimated cost of capital, investment yield, loss ratio and related expenses. The adjustment for VOBA will be amortized in line with the earning pattern of unearned premiums (see Note 6(b) below).

(c)	Reflects the pro forma adjustment to eliminate the deferred commissions and other acquisition costs of $8.1 million (see Note 6(c) below).

(d)	Reflects the pro forma adjustment to eliminate the deferred gain on the retroactive reinsurance balance of $107.3 million (see Note 6(d) below).

(e)	Reflects a pro forma adjustment to record the senior notes at the estimated fair value of $173.7 million. The historical deferred debt issuance costs balance of $7.6 million was eliminated (see Note 6(e) below).

(f)	Reflects the pro forma adjustment to historical amounts to record the loan to a related party at the estimated fair value of $127.2 million and the premium repayment loan at the estimated fair value of $20.1 million (see Note 6(f) below).

(g)	Reflects the pro forma adjustment to: (1) record Private Equity Asset No. 1 at its fair value of $14.3 million and reclassify it from equity method investments to other assets, as it represented a receivable as of the acquisition date; (2) record a $0.4 million decrease to the fair value of equity securities; and (3) record Real Estate Asset No. 3 at its fair value of $46.0 million, Alternative Asset No. 1 at its fair value of $3.9 million, Alternative Asset No. 2 at its fair value of $4.0 million, and Alternative Asset No. 3 at its fair value of $18.9 million. For these investments, the fair value option was elected and they were reclassified from equity method investments to other investments.

(h)	Reflects a pro forma adjustment to record a sale of Canopius investment as a derecognition of the investment balance of $35.7 million, an increase in cash and cash equivalents of $33.0 million, and the recognition of a loss of $2.7 million (See Note 6(k) below).

(i)	Reflects a pro forma adjustment to record the right of use assets and lease liability at $2.0 million based on the estimated incremental borrowing rate as of acquisition date (See Note 6(g) below).

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(j)	Reflects a pro forma adjustment for $20.0 million of Maiden estimated transaction costs to be incurred, consisting of advisory, legal, accounting and auditing fees and other professional fees. The adjustment has been recorded as an increase to the Accrued expenses and other liabilities and increase to the Accumulated deficit of $20.0 million (see Note 6(j) below).

(k)	Reflects the pro forma adjustment to record the funds withheld receivable at the estimated fair value of $12.0 million (see Note 6(h) below).

(l)	Reflects a pro forma adjustment to eliminate the Maiden historical common shares of $1.5 million, treasury shares of $124.0 million, additional paid-in capital of $888.6 million, accumulated deficit of $710.7 million, accumulated other comprehensive loss of $32.7 million.

(m)	Reflects a pro forma adjustment to record the gross consideration transferred of $115.5 million, which includes $72.0 million in common stock representing the issuance of 7,221,621 shares of Kestrel Ltd., settlement of a preexisting relationship valued at $0.3 million as of the acquisition date, additional paid-in capital of $166.5 million, and $0.5 million related to Maiden awards attributable to pre-combination service. The common shares issued to Maiden Reinsurance of $51.5 million are presented as treasury shares and are excluded from the net consideration transferred of $115.5 million.

(n)	Reflects a pro forma adjustment to record the recapitalization of Kestrel, pursuant to the combination agreement, through the issuance of 2,749,996 shares of Kestrel Group Ltd, cash payments of $40.0 million and assumed liabilities of $2.6 million related to the fair value of earnout consideration and to present the recast of the Kestrel’s historical equity of $10.0 million to reflect the capital structure of Kestrel Group Ltd (see Note 6(i) below).

(o)	Reflects a pro forma adjustment to record the acceleration of Kestrel’ stock compensation cost of $0.2 million, as measured at the original grant dates, due to the repurchase of Kestrel stock-based compensation awards (see Note 6(i) below).

(p)	Based on the preliminary estimated fair values of the assets acquired and liabilities assumed, a bargain purchase gain of $69.5 million will be recognized in this transaction (see Note 4 above).

6. Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments

(a)	Reflects a pro forma adjustment to record reserves amortization based on fair value (see Note 5(a) above).

(b)	Reflects a pro forma adjustment to record VOBA amortization in line with the earning pattern of unearned premiums (see Note 5(b) above).

(c)	Reflects a pro forma adjustment to eliminate the historical deferred commission expense (see Note 5(c) above).

(d)	Reflects a pro forma adjustment to eliminate the historical deferred gain on retroactive reinsurance expense (see Note 5(d) above).

(e)	Reflects a pro forma adjustment to eliminate the historical deferred debt issuance costs amortization and to record amortization of the senior notes fair value adjustment over the remaining life of the notes (see Note 5(e) above).

(f)	Reflects a pro forma adjustment to record amortization of the loan to a related party and the premium repayment loan fair value adjustments over the remaining lives of the loans (see Note 5(f) above).

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(g)	Reflects a pro forma adjustment to eliminate the historical lease expense and record lease expense based on the incremental borrowing rate as of the acquisition date (see Note 5(i) above).

(h)	Reflects a pro forma adjustment to record amortization of the funds withheld receivable (see Note 5(k) above).

(i)	Reflects a pro forma adjustment to record the recognition of earn out liability of $2.6 million (see Note 5(n) above).

(j)	Reflects a pro forma adjustment to record the estimated transaction costs to be incurred of $20.0 million (see Note 5(j) above).

(k)	Reflects a pro forma adjustment to record a loss from the sale of Canopius investment of $2.7 million (see Note 5(h) above).

(l)	Reflects a pro forma adjustment to record the bargain purchase gain of $60.4 million (see Note 4 above).

(m)	Reflects a pro forma adjustment to eliminate the interest in income of equity method investments of $0.8 million (see Note 5(g) above).

(n)	Reflects a pro forma adjustment to record Kestrel’ stock compensation cost of $0.2 million (see Note 5(o) above).

(o)	Kestrel Group Ltd does not expect to recognize current or deferred tax expense upon consummation of the transaction and therefore no income tax provision impact related to the transaction accounting adjustments is reflected. The U.S. deferred tax balances are offset by a full valuation allowance.

(p)	The pro forma basic and diluted number of shares presented in the unaudited pro forma condensed consolidated combined statement of operations are based upon the number of Kestrel Group Ltd’s shares outstanding as if the transaction occurred on January 1, 2024. The calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the transaction have been outstanding for the entirety of the period presented.

Pro forma weighted average common shares outstanding presented in the unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2024 - basic and diluted are calculated as follows:

Kestrel Group Ltd shares issued at Closing	7,221,621
Kestrel Group Ltd shares retained as treasury shares by Maiden Reinsurance at Closing	(2,237,533)
Common shares issued to Kestrel equityholders	2,749,996
Total numbers of shares	7,734,084

Since treasury shares are not considered outstanding for share count purposes, the common shares held by Maiden Reinsurance are excluded from the average number of common shares outstanding for basic and diluted earnings per share.

7. Restatement

Kestrel has restated its previously issued consolidated financial statements to correct an error in the timing of revenue recognition related to certain customer contracts. The unaudited pro forma condensed consolidated combined financial statements have been adjusted to reflect the restatements of Kestrel for the periods presented.

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The error was identified in connection with management’s review of Kestrel’s revenue recognition practices under ASC Topic 606, Revenue from Contracts with Customers. Specifically, the Kestrel notes that the revenue recognized initially was based on a basis not prescribed by ASC 606 as there are no additional performance obligations once the premium is written and control is transferred to the customer. As a result, certain prior year amounts have been revised for consistency with the current presentation.

Nature of the Error

Kestrel had previously recognized revenue when collected. Under ASC 606, these arrangements require recognition when the policy is written, or upon completion of all performance obligations, rather than as collected. As a result, revenues were understated in 2023 and overstated in 2024.

Impacted Periods

The restatement affects Kestrel’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, and the interim periods within those years. The cumulative impact of the error was to increase previously reported retained earnings as of January 1, 2025 by approximately $0.8 million.

Effect of Restatement

The tables below present a reconciliation of the as-previously-reported amounts to the restated amounts for the affected line items in the consolidated statements of operations and balance sheets for each period presented.

	As of December 31, 2024
Consolidated Balance Sheets	Previously reported	Restatement	Restated
	(in thousands)
Accounts receivable	$154	$814	$968
Members' equity	$3,792	$814	$4,606

	As of December 31, 2023
	Previously reported	Restatement	Restated
	(in thousands)
Accounts receivable	-	$2,429	$2,429
Members' equity	$3,408	$2,429	$5,837

Consolidated Statements of Operations	2024
	Previously reported	Restatement	Restated
	(in thousands, except per share amounts)
Revenue	$5,250	$(1,615)	$3,634
Net income	$324	$(1,615)	$(1,291)
Net income (loss) per share	$324	$(1,615)	$(1,291)

	2023
	Previously reported	Restatement	Restated
	(in thousands, except per share amounts)
Revenue	$1,330	$2,429	$3,759
Net income	$(4,215)	$2,429	$(1,787)
Net income (loss) per share	$(4,215)	$2,429	$(1,787)

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